Principal Financial Group

Mailing Address:
P.O. Box 10431
Des Moines, IA 50306-0431

Principal Life Insurance Company

Application for Multi-Life Guaranteed Issue Life Insurance

This application is used to apply for guaranteed issue life insurance. A Corporation, Employer, Trust, Association or similar entity typically owns these policies.

This application consists of:

- *Application*: Completed by the owner
- *Census*: A Census identifying each Proposed Insured and other relevant information must be completed. Each Proposed Insured must complete a Consent to be Insured form. Application and Census must have the same date.

Part A: Corporate Information			**Part B: Owner Information**		
1. **Corporation Name**			1. **Owner/Trust Name**		
2. **Corporation Tax I.D.**			2. **Owner Tax I.D. if other than corporation.** If owner is a Trust, also provide Trust date:		
3. **Corporation Contact Name**			3. **Owner/Trust Contact Name**		
4. **Corporation Street Address**			4. **Owner/Trust Street Address**		
City	**State**	**Zip**	**City**	**State**	**Zip**
Phone ( )	**Fax** ( )		**Phone** ( )	**Fax** ( )	

Part C: Beneficiary

The Owner shall be sole beneficiary unless otherwise specified

____

Part D: Policy Information

1. Product ______________________________

2. Definition of Life Insurance
- ☐ Guideline Premium Test (GPT)
- ☐ Cash Value Accumulation (CVAT)

3. Death Benefit Option:
- ☐ Option 1 – Level Face Amount (required if CVAT)
- ☐ Option 2 – Face + Accumulated Value
- ☐ Option 3 – Face + Premiums Paid

4. Policy Date requested ______________________________

5. Optional Benefit Riders:

Supplemental Benefit Rider (SBR) ☐ Yes ☐ No
If "Yes" please indicate base/SBR blend on Census.

Accounting Benefit Rider (ABR) ☐ Yes ☐ No
(BVUL and VUL II only)

Other ______________________________

6. Premium Payment Plan:
- ☐ Single Pay ☐ Quarterly
- ☐ Annual ☐ Monthly
- ☐ Semi-Annual ☐ Other ______________

Part E: Additional Information and Requests

____

____

____

Part F: Other Life Insurance Is there other life insurance or annuities in force or pending? Yes No If “yes”, please provide details below or attach a census that should include the following: Insured’s Name, Company, Amount, Amount PENDING with other Companies, Year of Issue, Product/Purpose (If Key Person, Deferred Compensation, etc.) Details: Part G: Replacement Will this insurance replace or affect any other life or annuity contract for any person proposed for coverage (including pending coverage provided by a binding receipt)? Yes No If “yes”, enclose replacement forms (if applicable) and provide company name(s) and policy number(s): If coverage is PENDING with other companies, will all pending coverage be accepted? Yes No Explain Part H: Actively at Work Have all Proposed Insureds been actively at work full time (30 hours or more per week) at their usual place of business on the date of the Census and have not missed more than five consecutive days in the past 90 days because of medical reasons such as illness or injury?
Yes No If No, please explain:
(“Company” means Principal Life Insurance Company) Taxpayer Identification Number Certification: As applicant of this contract, I certify under penalties of perjury:
1. The taxpayer identification number shown on this application is correct. 2. I am not subject to IRS backup withholding.
Note: Check this box if you are currently subject to backup withholding.
Check this box if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Otherwise, your signature on this application is certification that the taxpayer i dentification number on this application is true, correct, and complete. Statements in Application: I represent that all statements in the applicat ion are true and complete, to the best of my knowledge and belief. I understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. Fraud Notice Warning: It is a crime to provide false, misleading or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits. When Insurance Effective: Except as may be provided by Temporary Insurance Agreement signed by me, I agree that no insurance shall take effect unless and until the Policy has been delivered to and acc epted by me; and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.
Limitation of Authority: I agree that no agent, broker, or licensed representative of the Company has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers on this Application and Census, that becomes a part of this application, may not be waived.

Signed at: City State Date
Print Name and title of Applicant/Owner/Authorized officer Signature of Applicant/Owner/Authorized Officer Print name of Agent/Broker/Licensed Representative Signature of Agent/Broke r/Licensed Representative List Individuals authorized to sign on behalf of the Owner.
Print Name Print Name Title Title Signature Signature

Census

Corporation Name	Date

Proposed Insured		Birth Date	Sex	Soc. Sec. Number	Initial Base Policy DB	SBR Amount	Total DB	1035 Rollover	Planned Premium	Smoker Y/N	Actively at work Y/N
Last	First										
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N

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